UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2008
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ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6247 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

10830 North Central Expressway, Suite 175, Dallas, Texas 75231
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (214) 692-7872

________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 23, 2008, the Company advised the Saudi Arabian Minister of Petroleum & Mineral Resources that it considered the transfer of the Company’s Al Masane mining lease to Al Masane Al Kobra Mining Company (“AMAK”) complete in all respects.  The mining lease and related assets and liabilities are currently being appraised by Watts Griffis and McOuat so that they may be properly recorded on the books of the joint venture.  The mining lease and related net assets as currently reflected on the Company’s books will be reclassified as an investment in AMAK, and the Company’s $11 million note obligation to the Ministry will be assumed by AMAK to be paid out of the proceeds of the mine when operations commence.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARABIAN AMERICAN DEVELOPMENT COMPANY

Date:  November 24, 2008                                                                By: /s/ Connie Cook___________
                            Connie Cook, Secretary